CHIEF CONSOLIDATED MINING COMPANY
866 Second Avenue
New York, New York   10017



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL
MEETING TO BE HELD DECEMBER 10, 1996


To the Shareholders of Chief Consolidated Mining Company:


	Notice is hereby given that a Special Meeting of Shareholders in Lieu of Annual Meeting of Chief Consolidated Mining Company will be held at the Sheraton Park Avenue Hotel, 45 Park Avenue at 37th Street (Park Avenue Room), New York City, New York 10016 on December 10, 1996 at 11:00 A.M. New York City time for the following purposes:

(1) To elect five directors to serve during the ensuing year.
(2) To consider and act upon a proposal to approve and ratify nonqualified stock options granted to the directors and officers of the Company.
(3) To approve the selection of the firm of Arthur Andersen & Co. as auditors for the Company for the current fiscal year.
(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

	The holders of common and preferred stock of the Company of record at the close of business on November 8, 1996 will be entitled to notice of and to vote at this meeting and any adjournments thereof.



				By Order of the Board of Directors.



				EDWARD R. SCHWARTZ
				Secretary
November 11, 1996

	WE URGE ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON, IF POSSIBLE. IF NOT, THEY ARE URGED TO DATE, SIGN AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The Proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person should they so desire.

	Management of the Company desires all shareholders to take an interest in the affairs of the Company and your interest can best be evidenced by attendance at the forthcoming meeting. Without a quorum in attendance the above matters to be taken up cannot be acted upon. Expense of obtaining a quorum for the meeting can be kept at a minimum if you attend the meeting either in person or by proxy.






PROXY  STATEMENT

	This Proxy Statement is furnished in connection with the solicitation by the management of Chief Consolidated Mining Company ("the Company") of proxies to be used at the Special Meeting of Shareholders in Lieu of Annual Meeting of the Company, to be held at the Sheraton Park Avenue Hotel, 45 Park Avenue at 37th Street (Park Avenue Room), New York, New York 10016 at 11:00 A.M. on December 10, 1996 and any adjournment or adjournments thereof. Proxy material will first be mailed about November 11, 1996. The accompanying form of Proxy is solicited on behalf of Management of the Company. Shareholders will vote upon: (1) the election of five directors to the Board of Directors of the Company; (2) the proposal to approve and ratify nonqualified stock options granted to the directors and officers of the Company; (3) the approval of the selection of auditors of the Company; and (4) such other business as may properly come before the meeting or any adjournments thereof.

	The enclosed Proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the Proxy, and any shareholder attending the meeting may vote in person whether or not the shareholder has previously submitted a proxy. Each proposal is identified in the Proxy and the accompanying Notice of Special Meeting of Shareholders in Lieu of Annual Meeting and is set forth and commented upon in this Proxy Statement. The election of directors is designated Proposal 1, the proposal to approve and ratify nonqualified stock options granted to the directors and officers of the Company is designated Proposal 2, and the approval of the selection of auditors of the Company is designated as Proposal 3. Where instructions are indicated, the proxies will be voted in accordance therewith. Where no instructions are indicated, the proxies will be voted FOR the nominees for directors, FOR the approval and ratification of nonqualified stock options, FOR the selection of auditors, all as described below, and in their discretion with respect to any other business as may properly come before the meeting and any adjournment or adjournments thereof.

	The By-Laws of the Company provide that the Annual Meeting of the Shareholders be held on the third Tuesday in May of each year. Since the forthcoming Shareholders' Meeting is being held on December 10, 1996 in lieu of the May 21, 1996 (the third Tuesday in May, 1996) the December 10, 1996 meeting is deemed to be a Special Meeting of Shareholders.

	The record date set by the Board of Directors for the determination of stockholders entitled to vote is November 8, 1996. On that date there were 5,195 shares of preferred stock and 6,024,009 shares of common stock outstanding and entitled to vote. Holders of each class are entitled to one vote per share without distinction as to class. Upon the election of directors, shareholders have cumulative voting rights. Under cumulative voting, shareholders may multiply the number of shares of stock held by them by the number of positions to be filled and distribute the resulting numbers of votes among any or all nominees in any manner they see fit. The five nominees receiving the greatest number of votes will be elected as directors. The cumulative votes represented by management proxies will be distributed among management's five nominees in management's discretion so as to elect as many management nominees as possible. Shareholders representing a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy to constitute a quorum. The shares represented by a proxy submitted by a shareholder will be counted for the purpose of determining whether a quorum is present; however, if the shareholder abstains from voting on a particular proposal, the proxies will not vote those shares on the proposal.









VOTING SECURITIES AND
PRINCIPAL STOCKHOLDERS

(a) The following table shows as of October 17, 1996 stock ownership of all persons known to management to be beneficial owners of more than 5% of the common stock of the Company:

	Name and Address of			Amount and Nature of
	Percentage
	Beneficial Owners      			Beneficial Ownership
	  of Class

	Korea Zinc Co., Ltd.			     500,000 shares
8.3  %
	142 Nonnyon-Dong,
	Gangnam-KU
	Seoul, Korea


(b) The equity securities of the Company beneficially owned by all directors, director nominees and officers, and by directors and officers of the Company as a group, as of October 17, 1996, are:

Title
of 			Name and Address		Amount and Nature of
	Percentage
Class			of Beneficial Owner		of Beneficial
Ownership*    	  of Class
Common Stock
$0.50 par value:
			James Callery			108,468 (1)(2)(9)
	 1.78 %
			RD # 2, Box 2750
			Charlotte, Vermont 05445

			Paul Hines 	             	 	 65,000 (3)(9)
		 1.07%
			12 Flying Cloud Road
			Stamford, CT  06902


			Edward R. Schwartz		105,100 (4)(5)(9)
	 1.73%
			1165 Park Avenue
			New York, N.Y.  10128

			Victor V. Tchelistcheff
			384 De Soto Drive
			New Smyrna Beach, FL 32169	       200 (9)
	 0.01%


			Leonard Weitz			121,010 (6)(7)(9)
	 1.99%
			11 Longview Lane
			Chappaqua, New York  10514


			Owned by all directors
			and officers as a group		399,778 (8)(9)
	6.38%


Preferred
 Stock, $0.50
par value:		None

*Each director and officer has sole voting and investment power with respect to shares owned.

(1) Includes nonqualifed stock options previously approved by the
shareholders to purchase 60,000 shares held by James     Callery.
(2) Does not include an aggregate of 10,500 shares owned by James Callery's wife and children, in which shares Mr. Callery disclaims any beneficial interest.
(3) Includes nonqualified stock option previously approved by the shareholders to purchase 60,000 shares held by Paul Hines.
(4) Includes nonqualified stock options previously approved by the shareholders to purchase 60,000 shares held by Edward R. Schwartz.
(5) Does not include 200 shares owned by Mr. Schwartz's wife, in which shares Mr. Schwartz disclaims any beneficial interest.
(6) Includes 40,000 shares owned jointly with Leonard Weitz's wife and nonqualified stock options previously approved by the shareholders to purchase 60,000 shares held by Leonard Weitz.
(7) Does not include 18,000 shares owned by Leonard Weitz's wife, in which shares Mr. Weitz disclaims any beneficial interest.
(8) Includes options to purchase an aggregate of 240,000 shares as referred to at Notes (1), (3),(4), and (6), above.
(9) Does not include nonqualified stock options to purchase shares of common stock granted to the following directors, which options are subject to the approval of shareholders at the meeting (Proposal
2): Mr. Callery-60,000 shares; Mr. Hines-60,000 shares; Mr. Schwartz-60,000 shares; Mr. Tchelistcheff-50,000 shares; and Mr. Weitz-60,000 shares.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

	The following information for each of the Company's last three completed fiscal years is presented concerning the compensation of the Leonard Weitz as Chairman, President and Chief Executive Officer
of the Company and A. Paul Mogensen, who served as President and
Chief Operating Officer of the Company during the years 1994 and
1995:
SUMMARY COMPENSATION TABLE
Name and			Annual			Long-Term
Principal			Compensation		Compensation		All
Other
Position			Year	    Salary      		Awards - Options
	Compensation
Leonard Weitz		1995	$125,000(1)		          (2)
$50,000(3)
(Chairman		1994	$125,000(1)		            -
-
and Chief Executive	1993	$125,000(1)		            -
	            -
Officer;
also President in
1993)

A. Paul Mogensen*	1995	$118,845(4)(5)
(President and Chief	1994	$ 77,157(4)(6)
Operating Officer	1993	$  8,808(4)(7)
1994 and 1995;
consultant in 1993)
(*Mr. Mogensen resigned as an officer and director of the Company effective July 1, 1996.)



(1) During each of the years 1993, 1994 and 1995, Leonard Weitz received annual base salary under the terms of an employment agreement dated January 4, 1988, which agreement was to expire September 30, 1996. A new employment agreement was entered into between the Company and Leonard Weitz, effective as of September 1, 1996. Under the terms of the new employment agreement, Mr. Weitz will be employed as Chairman, President and Chief Executive Officer of the Company for a five year period ending August 31, 2001. Under the new employment agreement, Leonard Weitz will receive an annual base salary of $175,000 and such bonuses as the Board of Directors of the Company may determine.

(2) See "Option Grants During Fiscal Year Ended December 31, 1995" and "Option Exercises During Fiscal Year Ended December 31, 1995 and Option Values on December 31, 1995", respectively, for information concerning nonqualified options to purchase 60,000 shares granted to Leonard Weitz by the Board of Directors of the Company, subject to shareholder approval at the meeting, and the exercise by Leonard Weitz in 1995 of incentive stock options for the purchase of 40,000 shares.

(3) On September 20, 1995, the Board of Directors of the Company awarded a $50,000 bonus payment to Leonard Weitz on the condition that Korea Zinc Co., Ltd. consummated by September 30, 1995 its purchase of 500,000 shares of the Company's common stock. The Board also approved on September 30, 1995 a $50,000 three-year loan to Mr. Weitz, the loan to bear interest at the prime rate, adjustable
quarterly.   Said stock purchase was timely made by Korea Zinc Co.,
Ltd. See "Voting Securities and Principal Stockholders". The award of the bonus and approval of the loan were made by the Board of Directors to Mr. Weitz based upon his indication to the Board of Directors that he intended to exercise his incentive stock option to purchase 40,000 shares of the Company's common stock by November 14, 1995. See "Option Exercises During Fiscal Year Ended December 31 1995 and Option Values on December 31, 1995", below. Mr. Weitz exercised the option on November 10, 1995 and purchased the 40,000 shares of the Company's common stock.

(4) Prior to Mr. Mogensen's resignation as a director and President of the Company effective July 1, 1996, Mr. Mogensen was employed under an arrangement whereby he was compensated based upon time devoted by him to the affairs of the Company in his capacity as an officer. Mr. Mogensen could elect to receive such compensation all or partly in the Company's stock during 1994 and the first quarter of 1995. For the purpose of determining the number of shares to be issued to him, the shares were valued at $3.50 per share for shares issued to him in 1994 and for January, 1995 and at $5.625 for shares issued to him for the month of February, 1995. Mr. Mogensen's compensation was thus increased to the extent that the market price for his shares on the dates of issuance exceeded the foregoing per share values.

(5) Comprised of cash compensation of $99,512 and 3,000 shares of the Company's common stock received as compensation and having a market value of $19,333 on the dates of issuance.

(6) Comprised of cash compensation of $6,250 and 14,500 shares of registrant's common stock received as compensation and having a market value of $70,907 on the dates of issuance.

(7) Consulting fees received in 1993 prior to becoming an officer.

OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1995

  On December 6, 1995, registrant's Board of Directors granted, subject to shareholder approval, nonqualified options to purchase 40,000 shares of the Company's common stock to each of the following four directors and officers of the Company: James Callery, Paul Hines, A. Paul Mogensen and Edward R. Schwartz, at an exercise price of $6.9375 per share, exercisable over a ten year period so long as the optionee remained a director or officer. The options granted to Mr. Mogensen were canceled upon his resignation as a director and officer effective July 1, 1996. For further information concerning these options and the vote to be taken at the meeting upon the options, see Proposal 2. The Company has never issued any stock appreciation rights to its officer and directors.



OPTION EXERCISES DURING FISCAL YEAR
ENDED DECEMBER 31, 1995 AND OPTION VALUES
ON DECEMBER 31, 1995

The following table contains, with respect to stock options held by Leonard Weitz and A. Paul Mogensen, information as to options exercised during the year 1995, the aggregate dollar value realized upon exercise, the total number of unexercised options held on December 31, 1995 and the aggregate dollar value of the in-the-money, unexercised options held on December 31, 1995.

	Shares 		Number of Unexercised	Value of
Unexercised
	Acquired or	Value	Options at 	in-
the-money options at
Name	Exercised	Realized	December 31, 1995
	December 31, 1995 (5)

Nonqualified:

Leonard Weitz	   None	None	60,000 (1)(2)
	$450,000
A. Paul Mogensen  None	None	60,000 (3)
	$450,000

Incentive:

Leonard Weitz    	40,000(4)	$205,000	    None

Total			120,000


(1) Options held are fully exercisable.
(2) Nonqualified stock options previously approved by shareholders. Does not include nonqualifed stock options for 60,000 shares granted by the Board of Directors on August 8, 1996, subject to shareholders approval at the meeting (see Proposal 2).
(3) Nonqualifed stock options previously approved by the shareholders. Mr. Mogensen resigned as a director and officer effective July 1, 1996. The said nonqualified stock options held by Mr. Mogensen were canceled as of said date as a result of his resignation
(4) Incentive Stock Options under the Company's Incentive Stock
Option Plan.
(5) Values are calculated by subtracting the exercise price from the closing price of the Company's common stock on the Pacific Stock Exchange on December 31, 1995.

Compensation of Directors
	Leonard Weitz, Chairman of the Board and Chief Executive Officer of the Company, is employed through August 31, 2001 under an employment agreement dated September 1, 1996. See "Compensation of Directors and Executive Officers - Summary Compensation Table", above, for further details concerning Mr. Weitz's employment agreement.
	A. Paul Mogensen, who served as a director and President of the Company during 1995, received compensation for his services based upon time spent on the Company's business in his capacity as President. See "Compensation of Directors and Executive Officers - Summary Compensation Table" for information concerning the amounts of Mr. Mogensen's compensation. Mr. Mogensen resigned as a director and President of the Company effective July 1, 1996.




	During 1995, each director who was not an officer of the Company received an annual retainer of $1,200 and an attendance fee of $100 for each board meeting attended. Edward R. Schwartz, the Secretary-Treasurer of the Company, who is a director, did not receive a salary in 1995; he received fees at twice the rate as directors who are not officers of the Company. In August, 1996, the Board of Directors revised the method of payment to outside directors and to Mr. Schwartz. Each outside director of the Company now receives an annual fee of $5,000; no attendance fees are paid. Mr. Schwartz, as Secretary-Treasury of the Company, receives a $10,000 annual fee in lieu of salary. The Board of Directors also set a rate of $750 per day for services to be performed by each outside director of the Company that are in addition to these services regularly performed by him as a director.


INFORMATION CONCERNING STOCK OPTIONS
HELD BY DIRECTORS AND OFFICERS

Action is to be taken at the meeting with respect to the approval of nonqualified options to purchase a total of 290,000 shares granted by the Board of Directors to the directors and officers of the Company, subject to shareholders approval (see Proposal 2).

The table below shows the following information with respect to outstanding nonqualified stock options to purchase a total of 240,000 shares as of October 17, 1996 with respect to each of four directors of the Company to whom such options were granted, all of said options having previously been approved by the shareholders of the Company: name of optionee, date of grant, expiration date, number of shares under option and exercise price per share.

TABLE OF STOCK OPTIONS CURRENTLY OUTSTANDING

Name of		Date of		Expiration Date		No. Of
Shares	Exercise Price
Optionee	Grant		of Option		Under Option	Per
Share
Non Qualified
Stock Options

James Callery	12/10/93		12/10/03			50,000
	$3.50
		9/19/94	               9/19/04			10,000
		$3.50

Paul Hines 	9/19/94		9/19/04			60,000
	$3.50

Edward R. Schwartz12/10/93	12/10/03			30,000
	$3.50
		9/19/94	              	9/19/04			30,000
		$3.50

Leonard Weitz	12/10/93		12/10/03			30,000
	$3.50
		9/19/94		9/19/04			30,000
	$3.50

TOTAL							240,000
							======











PROPOSAL 1: ELECTION OF DIRECTORS

	Five directors are proposed to be elected at the meeting to serve until the meeting of shareholders to be held in 1997 and until their successors shall be elected and qualify. The persons named in the enclosed form of proxy intend to vote such proxy for the election of the five nominees named below as directors of the Company. If any nominee shall become unavailable for election, the proxies will be voted for the election such persons, if any, as shall be designated by the Board of Directors. It is not anticipated that any nominee will be unavailable for election.

	Each of the nominees was elected to the Board of Directors at the meeting of shareholders held on December 6, 1995, except Victor
V. Tchelistcheff was elected by the Board of Directors on August 8, 1996 to replace A. Paul Mogensen. Mr. Mogensen had resigned from the Board effective July 1, 1996.

	In electing directors, holders of common stock have cumulative voting rights; that is, each holder of record of common stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named on the proxy will have discretionary authority to accumulate votes in the same manner.
Certain information for each nominee for director is set forth below:


Name	Age	Director Since:	Business Experience During
Past Five Years
Leonard Weitz	67	1967	Chairman and Chief Executive
Officer of the Company
			since 1971; President from 1971
to December 1993 and 			from August 1996 to
present.

Edward R. Schwartz	86	1974	Secretary and Treasurer of
the Company
			since 1979; independent
consultant since prior to 1991.

James Callery	59	1980	Engaged in management of oil and
gas, forestry, 				agriculture and other
investments since prior to 				1991.

Paul Hines	59	1994	Financial and management
consultant and Managing 			Director of Westerly
Partners, financial and management 			consultants since
1993; Managing Director of the 				Leadership Group,
consultants to management from 1991 			to 1992.


Victor V. Tchelistcheff    67        August, 1996	President of VVT
Consultants, performs international 			management and
cross cultural communications services  			to clients in
cement, minerals, construction and real estate
	development fields since prior to 1991.  During 1993
and 			1994, also worked as volunteer
for International Executive 			Services Corps, a non-
profit organization, as a 				Country Director
in Moscow, Russia on matters involving 			emerging market
assistance programs.



PROPOSAL 2:  APPROVAL AND RATIFICATION OF NONQUALIFIED STOCK
OPTIONS GRANTED TO DIRECTORS AND OFFICERS OF THE COMPANY

	The Board of Directors recommends the approval of nonqualified stock options granted by the Board of Directors to directors and officers of the Company to purchase a total of 290,000 shares of the Company's common stock.

	On December 6, 1995, the Board of Directors granted to each of the three following current directors, Messrs. Callery, Hines and Schwartz, nonqualified stock options to purchase 40,000 shares of the Company's common stock at an exercise price of $6.9375 per share. The grant of said options was subject to the approval of the shareholders of the Company. On August 8, 1996, the Board of Directors granted the following additional stock options to directors of the Company at an exercise price of $7 per share: Messrs. Callery, Hines and Schwartz - 20,000 shares each; Victor V. Tchelistcheff - 50,000 shares; and Leonard Weitz - 60,000 shares. The grant of said options on August 8, 1996 was also subject to the approval of the shareholders of the Company. The above per share option prices for the options granted by the Board of Directors on December 6, 1995 and August 8, 1996 were based upon the closing market prices of the shares on the dates of grant.

	The market price for the Company's shares on October 17, 1996 was $7.375 per share. The shareholders of the Company had previously approved nonqualified stock options for 60,000 shares each that are held by the following four of the Company's directors: Messrs. Callery, Hines, Schwartz and Weitz. Since Mr. Tchelistcheff was first elected a director on August 8, 1996, he holds no options that were previously approved by the shareholders. At the time of granting the options, the Board of Directors had considered various factors in favor of grants, such as, the overall incentive provided to the directors that is consistent with the goals of all the shareholders of the Company, the responsibilities of the directors relating to formulating future plans for the Company, the lack of directors insurance for the Board members, and, to an extent, the preservation of cash by granting options in lieu of higher directors cash fees. The Board also, at the time it granted the August 8, 1996 options, determined that each of the Board members should hold an equal number of options, other than Mr. Tchelistcheff who had joined the Board that day.

	Based on the foregoing, the options granted to the members of the Board of Directors on December 6, 1995 and August 8,
1996, for which approval of the shareholders is sought at the meeting under Proposal 2, and the exercise price of the options, are as follows.

Name of Optionee 	Date of Grant	Expiration Date		#
of Shares	Exercise Price

James Callery		12/6/95		12/6/05			40,000
		$6.9375
			8/8/96		8/8/06			20,000
	$7.00

Paul Hines		12/6/95		12/6/05			40,000
		$6.9375
			8/8/96		8/8/06			20,000
	$7.00

Edward R. Schwartz	12/6/95		12/6/05			40,000
		$6.9375
			8/8/96		8/8/06			20,000
	$7.00

Victor V. Tchelistcheff	8/8/96		8/8/06
	50,000		$7.00

Leonard Weitz		8/8/96		8/8/06			60,000
		$7.00

Total number of nonqualified options granted to Directors
 for which shareholder approval is sought.
290,000


In addition to the above stated exercise prices for the options granted on December 6, 1995 and August 8, 1996, each of the aforesaid options contains the following significant provisions: the expiration date of the option is ten years from the date of grant; the optionee may exercise all or a part of the options so long as he continuously remains a director or officer, but in no event later than the expiration date, on which latter date the option expires without value; if the optionee dies, his personal representative may exercise within twelve months from date of death; and payments by the optionee upon exercise of the option must be in cash.

	See "Information Concerning Stock Options Held By Directors and Officers - Table of Stock Options Currently Outstanding", above, for information concerning the nonqualified stock options granted to Messrs. Callery, Hines, Schwartz and Weitz that were previously approved by the shareholders.

	The Company has been advised by counsel that under the Internal Revenue Code, the persons to whom the nonqualified stock options were granted will not be deemed to receive any income for Federal tax purposes at the time the options were granted, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a nonqualified stock option, the optionee will be deemed to have received income in an amount equal to the difference between the option price and market price of the shares on the exercise date. The Company will be allowed an income tax deduction in an amount equal to income deemed received by the optionee.

There is no charge against income of the Company in connection with the grant of a nonqualified stock option or the exercise of the option.

The affirmative vote of the holders of a majority of the shares entitled to vote at the meetings is required to approve Proposal 2. Abstentions and broker non-votes will have the effect of "negative" votes with respect to this proposal. If such approval is given, the options will become effective. If approval of the options granted by the Board of Directors at the December 6, 1995 and August 8, 1996 Board meetings is not given, the options will be deemed canceled and void.

MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN FAVOR OF PROPOSAL
2

PROPOSAL 3: THE SELECTION OF AUDITORS

	The accounting firm of Arthur Andersen & Co. has been recommended by the Board of Directors to serve as independent auditors for the Company for the current fiscal year. No member of said accounting firm has any direct financial or any material indirect financial interest in the Company or any of its subsidiaries or any connection during the past five years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. At the meeting of shareholders the selection of said accounting firm will be proposed by management. Arthur Andersen & Co. has advised the Company that it does not expect a representative to be present at the meeting and that it does not desire the opportunity to make a statement at the meeting.

	The affirmative vote of the majority of the shares represented and entitled to vote at the meeting is required to approve this proposal. MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN FAVOR OF THE SELECTION OF ARTHUR ANDERSEN & CO.


MEETINGS OF THE BOARD OF DIRECTORS AND
INFORMATION REGARDING COMMITTEES

	The Board of Directors does not have an audit, compensation or nominating committee or committees performing similar functions.

	The Board of Directors held three meetings in 1995. All of the nominees for director who were directors in 1995 attended all directors' meetings held in 1995.

	A copy of the Company's Annual Report, which includes a complete copy of the Company's Annual Report on Form 10-KSB containing financial statements and financial statement schedules for the year ended December 31, 1995, was mailed to each shareholder of record on August 21, 1996. Additional annual reports will be available upon written request to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company retained Howard Weitz, P.C. as general counsel during 1995 and 1996. Howard Weitz, Esq., the sole stockholder of Howard Weitz, P.C., is the brother of Leonard Weitz, the Chairman, President and Chief Executive Officer of the Company. The Company believes that the fees earned by Howard Weitz, P.C during 1995 and 1996 were fair and reasonable in view of the level and extent of legal services rendered pertaining to the Tintic Utah Metals LLC joint venture and the merger with South Standard Mining Company. Legal fees earned by Howard Weitz, P.C. were $75,900 during the fiscal year ended December 31, 1995 and approximately $95,000 will be earned during the year 1996. However, the Company was reimbursed $36,000 on August 28, 1996 by Tintic Utah Metals LLC for said services performed in 1996 pertaining to the joint venture, thus reducing the 1996 fee to the Company to a net fee of approximately $59,000.


SUBMISSION OF SHAREHOLDER PROPOSALS

           	Shareholders' proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received at the Company's offices at 866 Second Avenue, New York, New York 10017, by March 30, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.


OTHER MATTERS

	The cost of soliciting proxies will be borne by the Company. The Company will solicit votes by mail, and officers, directors and employees of the Company may solicit proxies by telephone, telegraph or personal interview. In addition, the Company has retained the professional soliciting firm of Corporate Investors Communications, Inc. to solicit proxies from banks, brokers, nominees and
institutions at a cost to the Company of $2,500	and disbursements.

	Management knows of no other matters to be presented for consideration at the meeting by management or by shareholders who have requested inclusion of proposals in the Proxy Statement, other than the matters stated in the Notice of Special Meeting of Shareholders in Lieu of Annual Meeting. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.


			By Order of the Board of Directors,





							EDWARD R. SCHWARTZ
								Secretary
November 11, 1996



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